UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2017

ALERE INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 647-3900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 3, 2017 (the “Closing Date”), Abbott Laboratories, an Illinois corporation (“Abbott”), completed its acquisition of Alere Inc., a Delaware corporation (“Alere”), pursuant to the Agreement and Plan of Merger, dated as of January 30, 2016, as amended on April 13, 2017 (the “Merger Agreement”), by and among Abbott, Alere and Angel Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Abbott (“Merger Sub”). Abbott completed the acquisition of Alere through the merger of Merger Sub with and into Alere, with Alere surviving the merger as a subsidiary of Abbott (the “Merger”).

Item 1.02. Termination of a Material Definitive Agreement

Credit Agreement

In connection with the consummation of the Merger, on the Closing Date, Alere repaid in full all outstanding amounts under its Credit Agreement, dated as of June 18, 2015, among Alere, certain subsidiaries of Alere, the several lenders from time to time party thereto, Goldman Sachs Bank USA, as B term loan administrative agent, and Healthcare Financial Solutions, LLC, as pro rata administrative agent (as amended or otherwise modified from time to time, the “Credit Agreement”), and terminated the Credit Agreement and all commitments by the lenders to extend further credit thereunder.

The Credit Agreement initially provided for term loan facilities totaling $1.7 billion (consisting of $650.0 million of A term loans and $1.05 billion of B term loans) and a $250.0 million revolving credit facility.  Absent termination, loans and commitments under the Credit Agreement would have expired on June 18, 2020, in the case of the A term loans and the revolving credit facility, and June 18, 2022, in the case of the B term loans. The A term loans and any borrowings under the revolving credit facility initially bore interest at a rate per annum of, at Alere’s option, either (i) the Base Rate, as defined in the Credit Agreement, plus an applicable margin of 2.00%, or (ii) the Eurodollar Rate, as defined in the Credit Agreement, plus an applicable margin of 3.00%. The B term loans initially bore interest at a rate per annum of, at Alere’s option, either (i) the Base Rate, as defined in the Credit Agreement, plus an applicable margin of 2.00% or 2.25% depending on Alere’s consolidated secured leverage ratio, or (ii) the Eurodollar Rate, as defined in the Credit Agreement, plus an applicable margin of 3.00% or 3.25% depending on Alere’s consolidated secured leverage ratio.

Senior Notes

On August 25, 2017, notice was given to holders of Alere’s 6.375% Senior Subordinated Notes due 2023 (the “2023 Notes”) issued by Alere under the Indenture dated as of May 12, 2009 (the “May 2009 Base Indenture”), as supplemented by the Twenty-First Supplemental Indenture, dated as of June 24, 2015 (the Base Indenture as so supplemented, the “2023 Notes Indenture”), among Alere, the guarantors named therein and U.S. Bank National Association, as trustee, that Alere intended to redeem all of its outstanding 2023 Notes subject to the satisfaction or waiver of certain conditions. With the closing of the transactions described herein, such conditions were satisfied, and on the Closing Date, Alere redeemed all of its $425 million of outstanding 2023 Notes in accordance with the optional redemption provisions contained in the 2023 Notes Indenture. In connection therewith, the 2023 Notes Indenture has been satisfied and discharged in accordance with its terms and Alere and the guarantors party thereto have been released from their obligations with respect to the 2023 Notes Indenture and the 2023 Notes, except with respect to those provisions of the 2023 Notes Indenture that by their terms survive the satisfaction and discharge.

On the Closing Date, notice was given to holders of Alere’s 7.250% Senior Notes due 2018 (the “2018 Notes”) issued by Alere under the Indenture dated as of August 11, 2009 (the “August 2009 Base Indenture”), as supplemented by the Fifteenth Supplemental Indenture, dated as of December 11, 2012 (the August 2009 Base Indenture as so supplemented, the “2018 Notes Indenture”), among Alere, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee (the “2018 Notes

Trustee”), that on November 2, 2017 (the “2018 Notes Redemption Date”) Alere intends to redeem all of its $450 million of outstanding 2018 Notes in accordance with the optional redemption provisions contained in the 2018 Notes Indenture (the “2018 Notes Redemption”). Also on the Closing Date, Alere irrevocably deposited (or caused to be irrevocably deposited) with the 2018 Notes Trustee funds sufficient to satisfy and discharge its obligations under the 2018 Notes Indenture and directed the 2018 Notes Trustee to apply such funds to effect the 2018 Notes Redemption on the 2018 Notes Redemption Date. In connection therewith, the 2018 Notes Indenture has been satisfied and discharged in accordance with its terms and Alere and the guarantors party thereto have been released from their obligations with respect to the 2018 Notes Indenture and the 2018 Notes, except with respect to those provisions of the 2018 Notes Indenture that by their terms survive the satisfaction and discharge.

On the Closing Date, notice was given to holders of Alere’s 6.500% Senior Subordinated Notes due 2020 (the “2020 Notes”) issued by Alere under the May 2009 Base Indenture, as supplemented by the Sixteenth Supplemental Indenture, dated as of May 24, 2013 (the May 2009 Base Indenture as so supplemented, the “2020 Notes Indenture”), among Alere, the guarantors named therein and U.S. Bank National Association, as trustee (the “2020 Notes Trustee”), that on November 2, 2017 (the “2020 Notes Redemption Date”) Alere intends to redeem all of its $425 million of outstanding 2020 Notes in accordance with the optional redemption provisions contained in the 2020 Notes Indenture (the “2020 Notes Redemption”). Also on the Closing Date, Alere irrevocably deposited (or caused to be irrevocably deposited) with the 2020 Notes Trustee funds sufficient to satisfy and discharge its obligations under the 2020 Notes Indenture and directed the 2020 Notes Trustee to apply such funds to effect the 2020 Notes Redemption on the 2020 Notes Redemption Date. In connection therewith, the 2020 Notes Indenture has been satisfied and discharged in accordance with its terms and Alere and the guarantors party thereto have been released from their obligations with respect to the 2020 Notes Indenture and the 2020 Notes, except with respect to those provisions of the 2020 Notes Indenture that by their terms survive the satisfaction and discharge.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On the Closing Date, Abbott completed its acquisition of Alere pursuant to the Merger Agreement. Abbott completed the acquisition of Alere through the merger of Merger Sub with and into Alere, with Alere surviving the merger as a subsidiary of Abbott.

At the effective time of the Merger (the “Effective Time”), each share of Alere’s common stock, par value $0.001 per share (the “Shares”), issued and outstanding immediately prior to the Effective Time (other than Shares owned by Alere or by Abbott, Merger Sub or any direct or indirect wholly owned subsidiary of Alere or Abbott (other than Merger Sub) immediately prior to the Effective Time and other than Shares as to which dissenters’ rights were properly exercised (collectively, the “excluded shares”)), was automatically converted into the right to receive $51.00 in cash per Share, without interest (the “Merger Consideration”).

Also at the Effective Time, (a) each option to purchase Shares (other than rights under Alere’s Employee Stock Purchase Plan) that was outstanding immediately prior to the Effective Time (each, a “Company Stock Option”), whether vested or unvested, was canceled and the holder thereof became entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment equal to the product of (i) the number of Shares for which such Company Stock Option had not been exercised and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Stock Option; provided, that any such Company Stock Option with an exercise price per Share that is equal to or greater than the Merger Consideration was canceled for no consideration; and (b) each restricted stock unit (each, a “Company RSU”) that was outstanding immediately prior to the Effective Time was canceled and the holder thereof became entitled to receive solely, in full satisfaction of the rights of such holder with respect thereto, a lump-sum cash payment equal to the product of (i) the number of Shares subject to such Company RSU immediately prior to the Effective Time and (ii) the Merger Consideration.

The aggregate consideration paid in connection with the Merger was approximately $4.6 billion, including approximately $4.5 billion in respect of the Merger Consideration and approximately $100 million with respect to Company Stock Options and Company RSUs, without giving effect to related transaction fees and expenses.

The foregoing description of the Merger and the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement (as amended), copies of which were filed by Alere as Exhibit 2.1 to the Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 1, 2016 and April 14, 2017, and are incorporated by reference into this Item 2.01.

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on the Closing Date, Alere requested that the New York Stock Exchange (the “NYSE”) suspend trading of the Shares and of Alere’s Series B Convertible Perpetual Preferred Stock, par value $0.001 per share (the “Preferred Stock”), prior to market open on October 3, 2017, remove the Shares and the Preferred Stock from listing on the NYSE, and file a Form 25 with the SEC to report the delisting and deregistration of the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  In addition, on October 3, 2017, Alere filed a Form 25 to provide notification of the delisting of the Preferred Stock and to effect the deregistration of the Preferred Stock under Section 12(b) of the Exchange Act.

Alere intends to file a Form 15 with the SEC requesting the deregistration of the Shares and the Preferred Stock under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Sections 13 and 15(d) of the Exchange Act. The disclosure set forth in Item 2.01 is incorporated herein by reference.

Item 3.03.  Material Modification to Rights of Security Holders.

The disclosure set forth in Items 2.01 and 3.01 is incorporated herein by reference.

At the Effective Time, each holder of Shares issued and outstanding immediately prior to the Effective Time ceased to have any rights as stockholders of Alere (other than the right (except in the case of excluded shares) to receive the Merger Consideration).

Item 5.01.  Changes in Control of Registrant.

As a result of the consummation of the Merger, a change of control of the registrant occurred, and Alere became a subsidiary of Abbott. The disclosure set forth in Items 2.01 and 3.03 is incorporated herein by reference.

The Merger was funded by proceeds from a $2.8 billion Term Loan Agreement, dated as of July 31, 2017, (as amended pursuant to that certain First Amendment dated as of September 29, 2017, and as further amended, restated, extended, supplemented or otherwise modified in writing from time to time) by and among Abbott, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, proceeds from a $1.7 billion borrowing of revolving loans under the Five Year Credit Agreement, dated as of July 10, 2014, among Abbott, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, as well as with Abbott’s cash on hand.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of January 30, 2016, by and among Alere Inc., Abbott Laboratories and Angel Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Alere Inc. on February 1, 2016).

2.2

Amendment to Agreement and Plan of Merger, dated as of April 13, 2017, by and among Alere Inc., Abbott Laboratories and Angel Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Alere Inc. on April 14, 2017).

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of January 30, 2016, by and among Alere Inc., Abbott Laboratories and Angel Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Alere Inc. on February 1, 2016).

2.2

Amendment to Agreement and Plan of Merger, dated as of April 13, 2017, by and among Alere Inc., Abbott Laboratories and Angel Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Alere Inc. on April 14, 2017).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALERE INC.

Date: October 3, 2017	By:	/s/ Karen M. Peterson
Karen M. Peterson
Vice President and Treasurer